FORM OF ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT (this "Agreement") is made as of the ___ day of __________, 2008, ("Effective Date") separately between each of the funds set forth on Schedule I of this Agreement (each a "Fund" and collectively, the "Funds"), and severally and not jointly, SEI Investments Global Funds Services (the "Administrator"), a Delaware statutory trust.

          WHEREAS, each Fund is a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and issues units of limited liability company interests in the Fund ("Interests") to members of the Fund ("Members");

          WHEREAS, the interests of each Fund set forth on Schedule I of this Agreement designated as a ("Feeder") are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

          WHEREAS, each Fund desires the Administrator to provide, and the Administrator is willing to provide, administrative and accounting services to each Fund on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Administrator and each Fund hereby agrees as follows:

     ARTICLE 1. RETENTION OF THE ADMINISTRATOR. Each Fund hereby retains the Administrator to furnish the Fund with accounting and administrative services as set forth in this Agreement, and the Administrator hereby accepts such retention. The Administrator shall be deemed to be an independent contractor for all purposes herein.

     ARTICLE 2. ADMINISTRATIVE AND ACCOUNTING SERVICES. The Administrator shall perform or supervise the performance by others of the accounting and administrative services set forth in Schedule II hereto. In performing its duties under this Agreement, the Administrator will act in all material respects in accordance with each Fund's governing documents, including each Fund's Prospectus (collectively the "governing documents") as they may be amended (provided copies are delivered to the Administrator). The Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of any Fund and (ii) shall not provide any investment advisory services to the Funds, and shall have no liability related to the foregoing. The Administrator shall provide the Funds with all necessary office space, equipment, personnel, compensation and facilities (including facilities for meetings of Members and the Board of Managers) for providing the services identified in Schedule II. The Administrator may sub-contract with third parties to perform certain of the services required to be performed by the Administrator hereunder, with the each Fund's consent; provided, however, that the Administrator shall remain fully responsible to the Funds for the acts and omissions of such other entities. Notwithstanding the foregoing, each Fund acknowledges and consents that the Administrator may outsource transfer agency services necessary to perform its duties under this Agreement. In meeting its duties hereunder, the Administrator shall have the general authority to do all acts deemed in the Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement.

     ARTICLE 3.  ALLOCATION OF CHARGES AND EXPENSES.


          (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Except as specifically provided herein, the Administrator shall not be obligated to pay the compensation of any employee of any Fund retained by such Fund to perform services on behalf of such Fund.

          (B) FUND EXPENSES. Each Fund assumes and shall pay or cause to be paid all expenses of such Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation and repurchase offer materials and notices to existing Members, all expenses incurred in connection with issuing and purchasing Interests, the costs of pricing services, the costs of custodial services, fees and out-of-pocket expenses of Managers who are not affiliated persons of the Administrator or any affiliate of the Administrator, the costs of meetings of the Board of Managers, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Fund. Each Fund shall reimburse the Administrator for its reasonable out-of-pocket expenses, including all reasonable charges for SAS 70 audit charges, and reasonable copying, postage, telephone, and fax charges incurred by the Administrator in the performance of its duties.

          ARTICLE 4. COMPENSATION OF THE ADMINISTRATOR. Each Fund shall pay to the Administrator compensation at the annual rate specified in Schedule III and
Schedule IV to this Agreement as applicable until this Agreement is terminated in accordance with Article 6. Such compensation shall be allocated to each Fund pro-rata, calculated and accrued monthly, and paid to the Administrator monthly, within 30 days of month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated based on the number of days in the month on which the Agreement was in effect. Payment of the Administrator's compensation for the preceding month shall be made promptly. For the avoidance of doubt, each Fund shall be liable only for its own payment of compensation to the Administrator and in no event shall any fund be liable for payment of compensation on behalf of any other Fund.

          ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from the willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 5, the term "Administrator" shall include officers, employees and other agents of the Administrator or of third parties described in Article 2.) Under no circumstances shall the Administrator be liable to any Fund for consequential, indirect or punitive damages.

               So long as the Administrator, or its agents, acts without willful misfeasance, bad faith or gross negligence in the performance of its duties, and without reckless disregard of its obligations and duties hereunder, each Fund assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of the Administrator in carrying out its duties hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

               The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case a Fund may be asked to indemnify or hold the Administrator harmless, the Administrator shall promptly advise such Fund of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify a Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder. In no event shall any Fund have an indemnification obligation to the Administrator in connection with any pending or threatened litigation solely involving any other Fund.

               Each Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If a Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by such

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

Fund and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that a Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If a Fund does not elect to assume the defense of a suit, it will reimburse the Administrator for the fees and expenses of any counsel retained by the Administrator.

               The Administrator may apply to any Fund at any time for instructions and may consult counsel for the Funds or its own counsel and accountants and other experts, at the Funds' expense, with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

               Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of any Fund until receipt of written notice thereof from such Fund.

               Nothing herein shall make the Administrator liable for the performance or omissions of unaffiliated third parties not under the
Administrator's reasonable control such as, by way of example and not limitation, custodians, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services. The Administrator may, from time to time, provide to the Funds services and products ("Special Third Party Services") from external third party sources that are telecommunication carriers, record retention service providers, financial printers, mailing and delivery service providers, Pricing Sources, data feed providers or other similar service providers ("Special Third Party Vendors"). Each Fund acknowledges and agrees that the Special Third Party Services are confidential and proprietary trade secrets of the Special Third Party Vendors. Accordingly, each Fund shall honor requests by the Administrator and the Special Third Party Vendors to protect their proprietary rights in their data, information and property including requests that a Fund place copyright notices or other proprietary legends on printed matter, print outs, tapes, disks, film or any other medium of dissemination. Each Fund further acknowledges and agrees that all Special Third Party Services are provided on an "AS IS WITH ALL FAULTS" basis solely for such Fund's internal use in connection with the receipt of the Services. Each Fund may use Special Third Party Services as normally required on view-only screens and hard copy statements, reports and other documents necessary to support such Fund's investors, however no Fund shall distribute any Special Third Party Services to other third parties. THE SPECIAL THIRD PARTY VENDORS AND THE ADMINISTRATOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ANY OTHER MATTER WITH RESPECT TO ANY OF THE SPECIAL THIRD PARTY SERVICES. NEITHER THE ADMINISTRATOR NOR THE SPECIAL THIRD PARTY VENDORS SHALL BE LIABLE FOR ANY DAMAGES SUFFERED BY A FUND IN THE USE OF ANY OF THE SPECIAL THIRD PARTY SERVICES, INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES.

               The Administrator is entitled to rely on the price information provided by the underlying funds into which a Fund invests, brokers and custodians in order to calculate such Fund's net asset value (and the value of Members' capital accounts based upon such valuation) and the Administrator shall not be liable for any valuation errors resulting from the use of such information; provided, however, that upon receipt of notice that a Valuation Committee of the Board of Managers of each Fund has determined that another method of calculating the value of a security is to be used, the Administrator may rely only on the value of that security determined in accordance with such notice.

          ARTICLE 6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of three years from and after the Effective Date (the "Initial Term"), and thereafter shall automatically renew for successive two year terms (each such period, a "Renewal Term") unless terminated in accordance with the provisions of this Article 6. This Agreement may be terminated only: (a) by any party at the end of the Initial Term or the end of any Renewal Term on 90 days' prior written notice; (b) by any party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 45 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; (c) by the Funds in the event that the Administrator commits the same material breach three or more times during the Initial Term of this Agreement, without regard to whether the Administrator has remedied or cured any such breaches; or (d) effective upon the termination, merger or liquidation of a Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of a Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to Members in complete liquidation of Interests of such Members in such Fund.

         ARTICLE 7. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Funds are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests.

          ARTICLE 8. CONFIDENTIALITY. The Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and their Members received by the Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that the Administrator may disclose such information as required by law or after prior notification to and approval in writing by a Fund, which approval may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

          ARTICLE 9. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of any Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of such Fund and will be made available to or surrendered promptly to such Fund on request.

               In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the applicable Fund and follow such Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) such Fund has agreed to indemnify the Administrator against such liability.

          ARTICLE 10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Administrator undertakes to comply in all material respects with applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder including any applicable anti-money laundering laws and regulations.

          ARTICLE 11. ANTI-MONEY LAUNDERING LAWS. In connection with performing the Services set forth herein, the Administrator may provide information that a Fund may rely upon in connection with such Fund's compliance with applicable laws, policies and Regulations aimed at the prevention and detection of money laundering and/or terrorism financing activities (hereinafter, the "Regulations"). Each Fund and the Administrator agree that the applicable Fund shall be responsible for its compliance with all such Regulations. It shall be a condition precedent to providing Services to any Fund under this Agreement and the Administrator shall have no liability for non-performance of its obligations under this Agreement unless it is satisfied, in its absolute discretion, that it has sufficient and appropriate information and material to discharge its obligations under the Regulations, and that the performance of such obligations will not violate any Regulations applicable to it. Without in any way limiting the foregoing, each Fund acknowledges that the Administrator is authorized to return an investor's Investment in any Fund and take any action necessary to restrict repayment of redemption proceeds to the extent necessary to comply with its obligations pursuant to the Regulations.

          ARTICLE 12. INTERNET ACCESS. Data and information may be made electronically accessible to the Administrator, the Funds and their adviser and/or sub-adviser(s) through Internet access to one or more links provided by the Administrator ("Web Links"). All rights in Web Links (including text and "look and feel" attributes) are owned by the Administrator. Any commercial use of the content or any other aspect of Web Link requires the written permission of the Administrator. Use of the Web Links by the Funds or their agents will be subject to any terms of use set forth on the web site. All Web Links and the information (including text, graphics and functionality) in the Web Links is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Administrator neither warrants that the Web Links will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Links.

          ARTICLE 13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement (including without limitation the Administration Agreement dated December 2, 2003 by and between Robeco-Sage Triton Fund, L.L.C. and SEI Investments Global Funds Services (the "Triton Agreement"), and the Administration Agreement dated February 1, 2006 by and between Robeco-Sage Multi-Strategy Fund, L.L.C. and SEI Investments Global Funds Services (the "Multi-Strategy Agreement")), draft or proposal with respect to the subject matter hereof. For the avoidance of doubt, the parties agree that from and after the Effective Date of this Agreement, the Triton Agreement and the
Multi-Strategy Agreement shall be null and void. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          ARTICLE 14. ASSIGNMENT. No Fund may assign, delegate or transfer, by operation of law or otherwise, this Agreement (in whole or in part), or any of such Fund's obligations hereunder, without the prior written consent of the Administrator, which consent shall not be unreasonably withheld or delayed. The Administrator may assign, delegate or transfer, by operation of law or otherwise, all or any portion of its rights under this Agreement to an affiliate of the Administrator or to any person or entity who purchases all or substantially all of the business or assets of the Administrator to which this Agreement relates, provided that such affiliate, person or entity agrees in advance and in writing to be bound by the terms, conditions and provisions of this Agreement, and provided, further that the Administrator provides the Funds at least thirty days prior written notice of such assignment. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party's successors and permitted assigns. Any assignment, delegation, or transfer in violation of this provision shall be void and without legal effect.

          ARTICLE 15. AGREEMENT FOR SOLE BENEFIT OF THE ADMINISTRATOR AND THE FUNDS. This Agreement is for the sole and exclusive benefit of the Administrator and each Fund and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Administrator or the Funds. The clients or customers of the Administrator or the Funds will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator by reason of this Agreement.

          ARTICLE 16. WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

          ARTICLE 17. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Funds, at c/o Robeco-Sage Capital Management, L.L.C., 909 Third Avenue, New York, New York 10022 Attention: Timothy J. Stewart; and if to the Administrator,
Attention: General Counsel, One Freedom Valley Drive, Oaks, Pennsylvania, 19456 with a copy to the Funds' then current relationship manager.

          ARTICLE 18. FORCE MAJEURE. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster; governmental regulation or order. Any party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other parties.

          ARTICLE 19. EQUIPMENT FAILURES. In the event of equipment failures beyond the Administrator's control, the Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

          ARTICLE 20. DEFINITIONS OF CERTAIN TERMS. The term "affiliated person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

          ARTICLE 21. HEADINGS. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

          ARTICLE 22. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          ARTICLE 23. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

          ARTICLE 24. BINDING AGREEMENT. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

          ARTICLE 25. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ROBECO - SAGE MULTI-STRATEGY FUND, L.L.C.


By:
  -----------------------------
Name:
Title:


ROBECO - SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.


By:
  -----------------------------
Name:
Title:

ROBECO - SAGE MULTI-STRATEGY MASTER FUND, L.L.C.


By:
  -----------------------------
Name:
Title:


ROBECO - SAGE TRITON FUND, L.L.C.


By:
  -----------------------------
Name:
Title:


ROBECO - SAGE TRITON INSTITUTIONAL FUND, L.L.C.


By:
  -----------------------------
Name:
Title:


ROBECO - SAGE TRITON MASTER FUND, L.L.C.


By:
  -----------------------------
Name:
Title:

SEI INVESTMENTS GLOBAL FUNDS SERVICES


By:
  -----------------------------
Name:
Title:

                                   SCHEDULE I

                                      FUNDS

         1. Robeco-Sage Multi-Strategy Fund, LLC (Feeder)
         2. Robeco-Sage Institutional Fund, LLC (Feeder)
         3. Robeco-Sage Multi-Strategy Master Fund, LLC (Master)
         4. Robeco-Sage Triton Fund, LLC (Feeder)
         5. Robeco-Sage Triton Institutional Fund, LLC (Feeder)
         6. Robeco-Sage Triton Master Fund, LLC (Master)

                                   SCHEDULE II

                                LIST OF SERVICES

ADMINISTRATIVE SERVICES:

1)       STRATEGIC PLANNING AND PRODUCT DEVELOPMENT:

          o    Assist with the development of a business plan.
          o    Consult on product domicile issues, if needed.
          o    Help define product structure.
          o    Introduce vendors who are experts in areas of interest.

2)       COORDINATE PREPARATION OF FUND FINANCIAL STATEMENTS:

          o Prepare Fund financial statements and supporting schedules, as required.
          o    Send financial statements to investors.
          o    N-CSR preparation and filing.
          o Provide sub-certification of financial reports to chief executive officer and chief financial officer.
          o Prepare and file each Fund's Annual and Semi-Annual reports with the SEC on Form N-SAR via EDGAR.

3)       COORDINATE ANNUAL FUND AUDITS:

          o    Liaison with Fund auditors.
          o    Complete audit assistance schedules.
          o    Coordinate audit timetables.

4)       BOARD OF DIRECTOR REPORTS/MEETINGS:

          o    Provide financial and compliance information for Board meetings.
          o    Assist with the selection of Directors, if necessary.
          o Attend meetings, if requested (provided the Administrator's out of pocket expenses are paid for by the applicable Fund).

5)       LEGAL SUPPORT SERVICES:

          o Consult on Fund regulatory issues and anti-money laundering requirements.
          o    Liaise with Fund's outside counsel.

6)       FUND PERFORMANCE REPORTING (MONTHLY):

          o    Provide investment status report.

          o Provide performance information to client and client-designated third parties.

7)       INCOME AND EXPENSE REVIEWS:

          o    Prepare Fund expense budgets.
          o    Set expense accruals.
          o    Monitor Fund expense limitations/caps.
          o    Approve and authorize payment of expenses.
          o Track expenses to be paid by third parties (with assistance of Investment Manager).

8)       PORTFOLIO AND REGULATORY COMPLIANCE:

          o    5% and 10% Registered Investment Company limitation.
          o    300% asset coverage.
          o    Limitation of investments of Fund assets in any one Fund.
          o    Monitor shares sold to not exceed authorized amount.
          o File TO 13-e-f (tender offer), Form N-Q (quarterly holdings) and Form N-PX (proxy results).

9)       TAX REPORTING:

          o    Coordinate necessary Federal Tax Returns (K-1).
          o    Coordinate necessary State Tax Returns.
          o    Provide Fund accountant with necessary data for tax filing.

10)      CHIEF COMPLIANCE OFFICER SUPPORT:

          o    Knowledge Partnership.
          o    CCO information and consulting.

11)      STATE SECURITIES FILING REQUIREMENTS:

          o    Coordinate  as necessary the  registration  or  qualification  of
               Interests  of  the  Fund  with   appropriate   state   securities
               authorities.

ACCOUNTING SERVICES:

1)       CALCULATE NET ASSET VALUE PER INTEREST:

          o    Update the final monthly market value of investments.
          o Review Net Asset Value change from previous valuation for reasonableness.
          o Obtain hard copy valuations for each Investment held by the Funds.

2) DETERMINE AND REPORT CASH AVAILABILITY TO THE INVESTMENT MANAGER:

          o Provide Investment Manager with intra-month hard copy cash availability.
          o Prepare and complete bank reconciliations, including notifying the appropriate agent of any unusual reconciling items.

3)       PARTNERSHIP ACCOUNTING RECORDS

          o Allocate book basis profit and loss to individual partner capital accounts in accordance with the partnership agreements.
          o    Calculate  incentive  /  performance  re-allocation/fee  for each capital account in accordance with the partnership agreement.
          o    Track high water mark and loss recovery  accounts for purposes of the incentive fee calculation in accordance with the partnership agreements.

4) ASSIST INVESTMENT MANAGER WITH UNDERLYING FUND PURCHASES/ REDEMPTIONS:

          o Facilitate the appropriate money movements to/from the custody bank to the underlying fund manager.

          o Complete necessary documents relating to each Fund's purchases and sales of the underlying funds (i.e. subscription documents and redemption letters).

5)       RECONCILE AND RECORD ALL EXPENSE ACCRUALS:

          o Accrue expenses based upon budget either as a percentage of Fund's net assets or specific dollar amounts.
          o Accrue and calculate amortization of organizational expenses, if applicable.
          o    Monitor expense limitations, if applicable.
          o    Pay Fund expenses.

6) ENTER ALL INVESTMENT TRANSACTIONS INTO THE ACCOUNTING RECORDS:

          o Receive and record all transaction information provided by the Investment Manager.
          o    Verify individual security settlements with the custody agent.
          o    Maintain a security ledger of transactions.
          o    Determine realized gains or losses on security trades.
          o Provide currency exchange rate realized and unrealized gain/loss detail.

7) ENTER ALL INVESTOR TRANSACTIONS INTO THE ACCOUNTING RECORDS:

          o    Process all subscriptions and redemptions.
          o    Verify individual settlements with the custody agent.
          o    Reconcile  all  outstanding   Interest/partner  balances  to  the
               transfer agent's records.

8)       REVIEW CUSTODY AGENT'S STATEMENTS:

          o    Reconcile cash and currency balances.
          o    Reconcile all security positions.
          o    Reconcile all interest and dividend receivable balances.
          o    Reconcile  all  foreign  tax  reclaim  receivable  balances,   if
               applicable.

9) SUBMIT ACCOUNTING REPORTS TO THE INVESTMENT MANAGER/CLIENT:

          o Portfolio Valuation (listing of individual holdings, cost basis, market value, unrealized appreciation/depreciation and percentage of portfolio).
          o    Net Asset Value Calculation.
          o    Expense Summary
          o    Income Statement
          o    Balance Sheet

10) SUPPORT INVESTMENT MANAGER DUE DILIGENCE PROCESS FOR PROSPECTIVE INTERESTHOLDERS THROUGH ON-SITE VISITS AS REQUESTED.

INVESTOR SERVICING:

1)       PROCESSING OF INTERESTHOLDER ACTIVITY:

          o Process new issues, subscriptions, redemptions, conversions and exchanges of interests.*
          o Manage tender process including defining the timeline, distributing materials to investors, tracking member responses, tabulating tender offer results and calculating tender payments.

          o    Report investor activity through investor deal board.
          o    Instruct money movements pertaining to investor transactions.
          o Confirm transactions to investors and/or distributors and complete audit request from auditors of the investors.
          o Administer required payments for commission, sales loads and member servicing fees.
          o Retain correspondence and other information pertaining to the investor register.
          o    Address investor inquiries.
          o Fulfill investor document requests (e.g. prospectuses, financial statements)
          o Issue interests in accordance with the applicable Fund documents upon receipt of: (a) duly completed subscription documents; (b) the full amount of the subscription monies payable in respect of the interests being subscribed in available Funds; and (c) documents or evidence satisfactory to the Administrator that applicable anti-money laundering regulations in any applicable jurisdiction have been complied with in relation to the prospective investor and the subscription.
          o    Maintain and tabulate information regarding Fund votes.

2)       REPORTING OF INVESTOR ACTIVITY:

          o Mail account statements, notices of meetings and reports to investors of record.
          o Provide Fund accountants with reports and other interestholder activity information.

3)       MAINTAIN FUND INVESTOR RECORDS:

          o    Maintain the investor register.
          o    Maintain investor files.
          o Provide liaison with independent auditors for transfer agency inspection.

4)       ANTI-MONEY LAUNDERING ("AML")

          o Verify the identity of any Person seeking to open an account with a Fund;
          o Maintain records of the information used to verify the Person's identity;
          o Determine whether the Person appears on any lists of known or suspected terrorists or terrorist organizations provided to a Fund by any government agency; in accordance with the Regulations;
          o Determine when a suspicious activity report ("SAR") should be filed as required by the Regulations; prepare and file the SAR; notify the Funds of the SAR unless prohibited by law;
          o Submit all financial transactions against the Office of Foreign Asset Control ("OFAC") database and Financial Crimes and Enforcement Network's ("FinCEN") 314(a) List or any successor list as may be required from time to time;
          o Compare account information to any FinCEN request received by each Fund and provided to the transfer agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Funds with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames;
          o Place holds on transactions in member accounts or freeze assets in member accounts, as provided in the Administrator's anti-money laundering programs and in accordance with the Regulations, subject to the provisions of this Amendment.
          o Maintain all records or other documentation related to member accounts and transactions therein that are required to be prepared and maintained pursuant to the Administrator's internal AML program, and make the same available for inspection by (i) the Funds' chief AML compliance officer, (ii) any auditor of the Funds' AML program or related procedures, policies or controls that has been designated by the Funds in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Funds' AML compliance officer.

SUBSCRIPTION/REDEMPTION ACCOUNT SERVICES:

1)       AUTHORIZE THE TRANSFER OF MONEY FROM EACH FUND'S
         SUBSCRIPTION/REDEMPTION ACCOUNT INTO SUCH FUND'S TRADING ACCOUNT UPON WRITTEN INSTRUCTION FROM AN INDIVIDUAL AUTHORIZED BY THE INVESTMENT MANAGER.

2) AUTHORIZE THE TRANSFER OF MONEY IN CONNECTION WITH REDEMPTION OF INTERESTS FROM EACH FUND'S SUBSCRIPTION/REDEMPTION ACCOUNT TO INDIVIDUAL INVESTORS UPON WRITTEN INSTRUCTION FROM AN INDIVIDUAL AUTHORIZED BY THE INVESTMENT MANAGER.

3) AUTHORIZE THE RETURN OF INITIAL INVESTMENT MONEY TO A SUBSCRIBER IF THE SUBSCRIBER DOES NOT MEET A FUND'S INVESTMENT REQUIREMENTS OR AS DIRECTED BY A FUND OR THE INVESTMENT MANAGER UPON WRITTEN INSTRUCTION FROM AN INDIVIDUAL AUTHORIZED BY THE INVESTMENT MANAGER.

4) PERFORM THE ANTI-MONEY LAUNDERING SERVICES SET FORTH IN THE ADMINISTRATION AGREEMENT.

5) AUTHORIZE THE TRANSFER OF MONEY FROM EACH FUND'S SUBSCRIPTION/REDEMPTION ACCOUNT TO AN APPROPRIATE REGULATORY/LEGAL ENTITY UPON: (A) THE ORDER OF A COURT WITH JURISDICTION, A PROPER GOVERNMENTAL AUTHORITY OR A SELF REGULATORY ORGANIZATION; OR (B) WRITTEN INSTRUCTION FROM AN INDIVIDUAL AUTHORIZED BY THE INVESTMENT MANAGER.

CUSTODY SERVICES:

CUSTODY SERVICES WILL BE PROVIDED VIA A SEPARATE AGREEMENT BETWEEN EACH FUND AND SEI PRIVATE TRUST COMPANY.

OTHER SERVICES:

SUCH OTHER SERVICES AS THE PARTIES MAY AGREE TO IN WRITING FROM TIME TO TIME.

                                  SCHEDULE III

                                SCHEDULE OF FEES

                                   SCHEDULE IV

                  SCHEDULE OF TRANSFER AGENCY OUTSOURCING FEES














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